UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2008 (December 1, 2008)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regus House, Herons Way, Chester Business Park
Chester, UK CH4 9QR
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 489 3138

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 1, 2008 (the “Effective Date”), upon the approval of our Board of Directors, Aftersoft Group, Inc. (“we,” “us,” “our,” or the “Company”) entered into employment agreements with each of Ian Warwick, our President and Chief Executive Officer, Charles F. Trapp, our Executive Vice President and Chief Financial Officer, and Simon Chadwick, our Executive Vice President and Chief Operating Officer.

Ian Warwick Employment Agreement

The Employment Agreement with Mr. Warwick (the “Warwick Agreement”) is for an initial term of two and one-half years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Warwick or us. Mr. Warwick will receive an annual base salary of $300,000, payable in U.S. dollars. The annual salary is increased to $350,000 upon our achievement of a market capitalization goal of $50 million for at least 25 consecutive trading days. The terms of the Warwick Agreement also entitles Mr. Warwick, a United Kingdom resident, to a make-whole payment that will restore him to the British Pound Sterling equivalent that existed on the Effective Date in the event that the value of the U.S. Dollar relative to the British Pound Sterling increases such that his base salary is reduced, as a result of such currency translation, by 10% or more (the “Make-Whole Payment”).

The Warwick Agreement also provides for an appointment to our Board of Directors, on which Mr. Warwick already serves.

Mr. Warwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by our Compensation Committee of our Board of Directors (“Compensation Committee”) or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Warwick’s potential incentive bonus for fiscal 2009.

In addition, Mr. Warwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of our 2007 Long-Term Incentive Plan (the “LTIP”). Pursuant to the Warwick Agreement, Mr. Warwick is to be awarded two grants of 3-year performance share unit awards under the LTIP, each for 500,000 performance share units as a base objective, with 30% of the award vesting in the first year of the grant provided that the base target for that year is met, 30% of the award vesting in the second year of the grant provided that the base target for the second year is met, and 40% of the award vesting in the third and final year of the grant provided that the base target for the third year is met (“Performance Share Units”). The performance measures for these awards, which have been set by the Compensation Committee, are based on increases in our earnings per share (“EPS”) and return on invested capital (“ROIC”). Further, with respect to both awards in each grant year, (i) if the Company’s results amount to less than 80% of the established target(s), none of the awards will vest; (ii) if the Company’s results are equal to 80% of the established target(s), 50% of the award will vest; (iii) if the Company’s results are equal to 100% of the established target(s), 100% of the award will vest; and (iv) if the Company’s results are equal to or better than 120% of the established target(s), 150% of the award will vest. Results between these established parameters will be interpolated.

The Warwick Agreement also entitles Mr. Warwick to be granted options to purchase 300,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Warwick Agreement provides that in the event Mr. Warwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the 30-day period immediately following the first anniversary of the Effective Date (the “Window Period”), he is entitled to, among other things, a severance payment equal to his 12 months base salary. In addition, under such circumstances, all of Mr. Warwick’s stock options, stock appreciation rights and restricted stock will immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

The foregoing summary of the Warwick Agreement does not purport to be complete and is qualified in its entirety by reference to the Warwick Agreement, a copy of which is attached hereto as Exhibit 10.1.

Charles F. Trapp Employment Agreement

The Employment Agreement with Mr. Trapp (the “Trapp Agreement”) is for an initial term of one year from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Trapp or us. Mr. Trapp will receive an annual base salary of $220,000, payable in U.S. dollars. Mr. Trapp is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Trapp’s potential incentive bonus for fiscal 2009.

In addition, Mr. Trapp is entitled to participate in all of our benefit plans and equity-based compensation plans, which currently consists of the LTIP. Mr. Trapp will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 300,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s Performance Share Unit awards described above. Mr. Trapp also will be granted options to purchase 100,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

The Trapp Agreement provides that in the event Mr. Trapp’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Trapp is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Trapp’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

The foregoing summary of the Trapp Agreement does not purport to be complete and is qualified in its entirety by reference to the Trapp Agreement, a copy of which is attached hereto as Exhibit 10.2.

Simon Chadwick Employment Agreement

The Employment Agreement with Mr. Chadwick (the “Chadwick Agreement”) is for an initial term of two years from the Effective Date, and is automatically renewable for successive one-year periods unless terminated by Mr. Chadwick or us. Mr. Chadwick will receive an annual base salary of $225,000, payable in U.S. dollars. The terms of the Chadwick Agreement also entitles Mr. Chadwick, a United Kingdom resident, to a Make-Whole Payment consistent with the one awarded to Mr. Warwick.

The Chadwick Agreement also provides for an appointment to our Board of Directors, on which he already serves.

Mr. Chadwick is eligible for a performance-based annual cash incentive bonus of up to 150% of his base salary in any fiscal year depending on the extent to which the applicable performance goal(s) of the Company, which are to be established by the Compensation Committee or pursuant to a formal bonus plan, are achieved, subject to any operating covenants in place with respect to outstanding bank debt. The Compensation Committee established an EBITDA-related target for the fiscal year ended June 30, 2009, with respect to Mr. Chadwick’s potential incentive bonus for fiscal 2009.

In addition, Mr. Chadwick is entitled to participate in all of our benefit plans and our equity-based compensation plans, which currently consists of the LTIP. Mr. Chadwick will be awarded two grants of 3-year Performance Share Unit awards under the LTIP, each for 400,000 performance share units as a base objective, with the same terms, performance targets and metrics as Mr. Warwick’s and Mr. Trapp’s Performance Share Unit awards described above. The Chadwick Agreement also grants Mr. Chadwick options to purchase 200,000 shares of our common stock under the LTIP. These options will vest as to one-third of the award on each of the first three anniversaries of the grant date, at a strike price of $0.75, $1.00 and $1.25, respectively. The options expire ten years from the grant date.

In the event Mr. Chadwick’s employment is terminated for Good Reason, for any reason other than for Cause, Death or Disability or for Good Reason during the Window Period, Mr. Chadwick is entitled to, among other things, a severance payment equal to his 12 months base salary, all of Mr. Chadwick’s stock options, stock appreciation rights and restricted stock shall immediately vest and be payable in shares of our common stock and all of his performance share units that would vest in the course of any fiscal year shall vest on a pro rata basis.

The foregoing summary of the Chadwick Agreement does not purport to be complete and is qualified in its entirety by reference to the Chadwick Agreement, a copy of which is attached hereto as Exhibit 10.3.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of December 1, 2008 between the Company and Ian Warwick.

10.2	Employment Agreement dated as of December 1, 2008 between the Company and Charles F. Trapp.

10.3	Employment Agreement dated as of December 1, 2008 between the Company and Simon Chadwick.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 5, 2008		AFTERSOFT GROUP, INC.
/s/ Ian Warwick
	By:	Name: Ian Warwick
Title: Chief Executive Officer

EXHIBIT LIST

Exhibit No.	Description

10.1	Employment Agreement dated as of December 1, 2008 between the Company and Ian Warwick.

10.2	Employment Agreement dated as of December 1, 2008 between the Company and Charles F. Trapp.

10.3	Employment Agreement dated as of December 1, 2008 between the Company and Simon Chadwick.